Exhibit 99.1

IBM Watson Health Announces Plans to Acquire Truven Health Analytics for $2.6B,

Extending Its Leadership in Value-Based Care Solutions

IBM’s Fourth Major Health Data-Related Acquisition in the Past Year

Watson Health Quickly Building One of the World’s

Largest and Most Diverse Repositories of Health-Related Data

Armonk, NY and Ann Arbor, Michigan - 18 February 2016: IBM (NYSE: IBM) Watson Health today announced plans to acquire Truven Health Analytics, a leading provider of cloud-based healthcare data, analytics and insights for $2.6 billion. Truven will bring more than 8,500 clients, including U.S. federal and state government agencies, employers, health plans, hospitals, clinicians and life sciences companies to the IBM Watson Health portfolio.

Upon completion of the acquisition, IBM’s health cloud will house one of the world’s largest and most diverse collections of health-related data, representing an aggregate of approximately 300 million patient lives acquired from three companies(1). IBM plans to integrate Truven’s extensive cloud-based data set spanning hundreds of different types of cost, claims, quality and outcomes information with its existing data sets.

Through the Watson Health Cloud, healthcare organizations will be able to take previously disparate data sets, including vast amounts of unstructured data, and combine them together to create unique insights that help inform a broad range of health decisions.

Truven Health Analytics represents IBM’s fourth major health-data related acquisition since launching the Watson Health unit in April 2015. Upon close, IBM will have invested more than $4 billion to acquire and build an unparalleled array of cognitive healthcare capabilities intended to help professionals improve health outcomes, control costs, and advance value-based care solutions.

Data and insights from Truven inform benefit decisions for one in three Americans. Upon close, the acquisition of Truven will bolster Watson Health’s global talent footprint to more than 5,000 employees, including hundreds of clinicians, epidemiologists, statisticians, healthcare administrators, policy experts and healthcare consultants who will join the IBM business unit. Truven’s cloud-based technology, methodologies and health claims data will be integrated into the Watson Health Cloud over time.

“With this acquisition, IBM will be one of the world’s leading health data, analytics and insights companies, and the only one that can deliver the unique cognitive capabilities of the Watson platform,” said Deborah DiSanzo, general manager for IBM Watson Health. “Truven’s impressive team, extensive client roster, and expansive data sets complement Watson Health’s broad-based team, capabilities and offerings. Together, we’re well positioned to scale globally and to build first-in-class offerings designed to help our clients apply cognitive insights in a value-based care environment.”

“The Truven Health Analytics team is eager to combine our capabilities and expertise with the Watson Health portfolio,” said Mike Boswood, President and CEO, Truven Health Analytics. “This will help catapult the industry forward to transform healthcare and to save and improve lives.”

The deal is projected to close later this year, subject to satisfaction of customary closing conditions and applicable regulatory reviews.

Watson Health Offerings Optimized for Value-Based Care

Value-based care is an emerging healthcare model that aims to improve the quality of care while controlling costs and driving better near- and long-term health outcomes for individuals. While traditional health systems have paid for volume based on a fee-for-service model, value-based care models use payment incentives that aim to advance quality outcomes at lower cost. This payment model requires that providers, payers and other stakeholders have evidence — data and insight — to document how specific elements of care contribute to achieving a target health outcome for a given cost.

Watson Health offerings will be optimized to help clients succeed in this environment by helping them achieve better patient outcomes at reduced cost through advanced analytics and actionable insights.

Truven Health Analytics is IBM’s fourth major health-related acquisition since launching its Watson Health unit in April 2015, following Phytel (population health), Explorys (cloud-based healthcare intelligence) and Merge Healthcare (medical imaging). In that time, Watson Health also has quickly compiled a marquee roster of partners and clients, including Apple, Medtronic, Johnson & Johnson, Novo Nordisk, and CVS Health.

Truven Health Analytics is headquartered in Ann Arbor, Michigan, with offices in Denver, Chicago, Raleigh-Durham, and a center in India. Upon completion, IBM will purchase Truven from its current owner Veritas Capital.

About Truven Health Analytics

Truven Health Analytics delivers the answers that clients need to improve healthcare quality and access while reducing costs. We provide market-leading performance improvement solutions built on data integrity, advanced analytics, and domain expertise. For more than 40 years, our insights and solutions have been providing hospitals and clinicians, employers and health plans, state and federal government agencies, life sciences companies, and policymakers the facts they need to make confident decisions that directly affect the health and well-being of people and organizations in the U.S. and around the world. Truven Health Analytics owns some of the most trusted brands in healthcare, such as MarketScan®, 100 Top Hospitals®, Advantage Suite®, Micromedex®, Simpler, ActionOI® and JWA. Truven has its principal offices in Ann Arbor, Mich.; Chicago; and Denver. For more information, please visit truvenhealth.com.

About IBM Watson Health

Watson is the first commercially available cognitive computing capability representing a new era in computing. The system, delivered through the cloud, analyzes high volumes of data, understands complex questions posed in natural language, and proposes evidence-based answers. Watson continuously learns, gaining in value and knowledge over time, from previous interactions. In April 2015, the company launched IBM Watson Health and the Watson Health Cloud platform. The new unit will help improve the ability of doctors, researchers and insurers to innovate by surfacing insights from the massive amount of personal health data being created and shared daily. The Watson Health Cloud allows this information to be de-identified, shared and combined with a dynamic and constantly growing aggregated view of clinical, research and social health data. For more information on IBM Watson, visit: ibm.com/watson. For more information on IBM Watson Health, visit: ibm.com/watsonhealth.

Check out the IBM Watson press kit. Join the conversation at #ibmwatson and #watsonhealth. Follow Watson on Facebook and see Watson on YouTube and Flickr.

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Footnote 1 — Aggregate figure includes roughly 215 million patient lives from Truven, 50 million patient lives from Explorys and 45 million patient lives from Phytel.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between IBM and Truven, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and Truven’s future expectations, beliefs, goals, or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 (collectively, “forward-looking statements”). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the satisfaction of the conditions to the completion of the transaction, including the receipt of the regulatory approvals required for the transaction, which may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Truven’s operations into those of IBM; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, business partners, clients, vendors or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Truven may be difficult; IBM and Truven are subject to intense competition and increased competition is expected in the future; the volatility of the international marketplace; and the other factors described in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the U.S. Securities and Exchange Commission (the “SEC”), and in Truven’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the SEC. IBM and Truven assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contact information

Lorie Fiber

IBM Media Relations

M: 646-318-0575

lfiber@us.ibm.com

Ariana Nikitas

Truven Health Analytics

312-533-3437 (office)

773-490-5657 (cell)

ariana.nikitas@truvenhealth.com